Exhibit 99.2

TERMINATION AGREEMENT

THIS AGREEMENT is made and entered into on this 7th day of March, 2008, by and between Jeffrey G. Rubin (hereinafter referred to as “Rubin”) and Newtek Business Services, Inc. (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, Rubin is currently employed as the President of the Company, pursuant to an Employment Agreement between the Company and Rubin dated June 30, 2006, and as amended December 21, 2007 (as amended, the “Employment Agreement”),

WHEREAS, Rubin currently serves as a Director of the Company and of various certified capital companies that are wholly owned subsidiaries of the Company and that are listed on Schedule A hereto (“CAPCOS”); and

WHEREAS, Rubin and the Company mutually desire to terminate their current employment relationship and begin a consulting relationship;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is mutually agreed as follows:

1.	Termination of Employment and Directorships.

Effective on March 7, 2008 (the “Effective Date”), Rubin shall be deemed to have: (a) resigned from his employment with the Company; (b) resigned from his position as a Director of the Company; and (c) submitted his irrevocable resignation from his position as a Director with every CAPCO, which resignations shall be effective with respect to each individual CAPCO on the date of the latest to occur of the approval of such resignation by (i) if required, any controlling state regulatory authority, and (ii) any requisite percentage of holders of bonds issued by the relevant CAPCO, , provided, however, that Rubin shall continue to serve as a director of any CAPCO until the requisite approvals for his resignation shall have been obtained; and (d) resigned from being a Manager, Director or Trustee in all other entities that Rubin acts in this position on behalf of the Company. The Company agrees to immediately provide Rubin with notice of the date such required approvals are requested and of the receipt of any such required approvals no later than two (2) business days from the date of such request or receipt, as applicable.

The parties mutually agree that Rubin’s employment with the Company is and shall be considered to be terminated without good reason pursuant to Section 11(d) of the Employment Agreement, that the 60 days’ prior written notice of resignation pursuant to such Section 11(d) shall be waived, and that Rubin shall be entitled to receive the salary, compensation, and other benefits that he is contractually entitled to receive pursuant to the Employment Agreement up to and through the Effective Date, including the option to purchase the split-dollar life insurance policy as contemplated by Section 5(c) of the Employment Agreement.

2.	Consulting Position; Post-Termination Activity.

On the Effective Date, Rubin and the Company shall enter into a consulting agreement, which shall be non-exclusive with regard to the use of Rubin’s time and his investment ability, in the form attached hereto as Exhibit A (“Consulting Agreement”) whereby Rubin shall serve as a consultant to the Company. For the avoidance of doubt, the Company acknowledges that there are no restrictions on Rubin’s future business activities or investment opportunities. The term of such consultancy shall be for a period of 12 months from the Effective Date, unless the Consulting Agreement is terminated (the “Consulting Period”). The Consulting Agreement shall provide for office infrastructure necessary for Rubin to perform consulting duties as provided for in Schedule I attached hereto, or as otherwise provided for by the Company’s Chief Executive Officer (the “CEO”). Notwithstanding the foregoing, the Company shall provide Rubin with use of an office in New York, New York for a period as determined by the CEO; however, the Company must provide Rubin with notice 45 days prior to discontinuing use of such New York office.

As consideration for his consulting services, Rubin shall be paid at the rate of $250,000 per annum paid in twelve equal monthly installments on the 30th of each month, but shall be entitled to no other compensation or benefits, except as provided in Section 4 hereof and as provided in that the Consulting Agreement entered into by the Company and Rubin.

3.	Confidentiality and Non-Solicitation.

During the Consulting Period Rubin expressly agrees to:

a.)	Agreement not to use or disclose confidential information.

Rubin shall not use for the benefit of himself or anyone else, or disclose to anyone else, any “confidential information” belonging to the Company or its subsidiaries, without first seeking and obtaining the express written approval of the Company. For purposes of this provision, it is mutually agreed that “confidential information” is defined exclusively to mean all information that is not readily known to the public in usable form and includes, without limitation, all financial, operational, strategic, corporate, and product information pertaining to the Company and its subsidiaries.

b.)	Agreement not to solicit employees or customers.

For a period of twenty-four (24) months from the Effective Date, Rubin shall not, affirmatively and knowingly solicit or cause to be solicited any then current employees of the Company to terminate their employment with the Company. In addition, for a period of twenty-four (24) months from the Effective Date , if any then current employee of the Company makes unsolicited inquiries about employment opportunities with Rubin or a business affiliated with Rubin, Rubin shall notify the Company in writing of such inquiry and shall not hire any such employee without the prior written consent of Newtek’s CEO. Furthermore, following the Effective Date, Rubin shall not affirmatively and knowingly (x) use or disclose to third parties any Company customer list and (y) solicit or cause to be solicited any customers of the Company to terminate their business dealings with the Company and/or start or increase their business dealings with any other person or entity. Nothing in this Agreement shall prevent Rubin from selling a product or service to a customer of Newtek which is not then competitive with any product or service offered by Newtek. For purposes of this provision, it is mutually agreed that “customer” shall be and is defined exclusively to mean any person or entity that is (i) currently doing business with the Company or (ii), has in the preceding three (3) months, entered into any commercial contract pursuant to which the Company provided goods or services to the customer. A person or entity shall not be a “customer” if the Company provides Rubin with consent to solicit such person or entity. Notwithstanding the foregoing, if the Company terminates the Consulting Agreement and fails to make full payment to Rubin as set forth in the Consulting Agreement, then the non-solicitation provision of this section shall be of no effect, and Rubin may directly or indirectly solicit such customers without restriction.

4.	Indemnification and Insurance.

In connection with and in consideration of Rubin’s service as a Director of any CAPCO and providing consulting services hereunder, and for past services performed by Rubin as an Officer and Director, the Company shall, from and after the Effective Date, indemnify and hold Rubin harmless from against any and all claims that may be brought against him (and related expenses of Rubin) arising out of his activities as an Officer, Director or consultant to the Company or any CAPCO, prior or subsequent to the Effective Date, to the maximum extent then permitted by New York law, Article Seventh of the Company’s Amended and Restated Certificate of Incorporation, and the Company’s By-laws, and shall, to the extent possible, name Rubin as an insured party under the Company’s Director and Officer insurance policies. In addition, the Company shall provide for a fully paid-up “tail” in its Director and Officer insurance policy to extend cover to Rubin for his acting as a Director or Officer of the Company or any CAPCO up to and including such date Rubin ceases to be an Officer or Director of all CAPCO entities. The Company agrees and warrants that this tail will be put in place the as of the Effective Date.

5.	Publicity and Non-Disparagement.

Rubin and the Company shall jointly release a press statement, in the form attached hereto as Schedule B, that provides (a) notice of the termination of Rubin’s employment with the Company (b) stipulates that Rubin has no disagreement with the management, internal financial or disclosure controls or accounting policies of the Company, and (c) covers such other matters as the parties may mutually agree. Both Rubin and the Company shall otherwise refrain to the extent possible from publicly discussing the circumstances surrounding the termination of Rubin’s employment with the Company and shall, in all instances, refrain from making any statements that could reasonably be interpreted as disparaging of one another.

6.	Share of Stock Owned by Rubin.

Rubin represents and warrants that Schedule C attached hereto contains an accurate and complete schedule of all common stock of the Company (“Common Stock”), and options, warrants to acquire common stock and any other security exchangeable for or convertible into common stock (“Other Securities”) which are beneficially owned by Rubin on the date hereof (‘beneficial ownership’

shall mean ‘beneficial ownership’ as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended). Rubin covenants that for a period of 90 days following the Effective Date he will not, without the prior written consent of the Company, (a) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Stock or Other Securities, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (b) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of his Common Stock or Other Securities, whether any such swap or transaction described in clause (a) or (b) above is to settled by the delivery of common shares or such other securities, in cash or otherwise.

7.	Choice of Law, Arbitration and Choice of Forum.

This Agreement is made and entered into in the State of New York, and shall in all respects be interpreted, enforced and governed under the laws of the State of New York. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

Notwithstanding the forgoing, the Company and Rubin expressly consents to the jurisdiction of the state and federal courts of New York in such a proceeding.

Notwithstanding the forgoing, it is mutually agreed that the Company may seek and obtain temporary and permanent injunctive relief in any court of competent jurisdiction to enforce Rubin’s confidentiality and non-solicitation obligations hereunder, and Rubin expressly consents to the jurisdiction of the state and federal courts of New York in such a proceeding.

8.	{Intentionally reserved}

9.	Severability of Provisions.

Should any provision of this Agreement be declared or be determined by any court to be unenforceable or invalid as drafted, it may and shall be reformed or modified by a court of competent jurisdiction to the form of an enforceable and valid provision that achieves, to the greatest extent possible, the result intended by the parties in drafting and agreeing to the unenforceable and invalid provision. Should a court of competent jurisdiction decline to so reform or modify such a provision or determine that no enforceable and valid provision can be created to achieve the intended result, the unenforceability and invalidity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and said unenforceable or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

10.	Entire Agreement.

This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understanding between the parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of                          , 2008.

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